ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of December 8, 2009, is between Delta Oil & Gas, Inc., a Colorado corporation, ( the "Assignor"), and Hillcrest Resources Ltd., a British Columbia, Canada corporation (the "Assignee").

RECITALS

A.	Assignor and the Assignee each are in the business of resource exploration;

B.
Subject to certain carried working interest partners (“CWIP”) and certain Royalty burdens, Assignor holds a one hundred (100%) interest in certain land leases known as the Donner Prospect in Newton County, Texas, (the “Working Interest”) as set forth in: the leases and assignments attached hereto as Exhibit A and which forms part of this Agreement (collectively the “Leases”);

C.	Assignor desires to assign to Assignee 60% of its Working Interest to Assignee (the “Assignment”);

D.
For purposes of this Agreement, the term “60% Working Interest” is defined as set forth in this Letter Agreement, including the right to participate at a 60% working interest in all future wells drilled on a total of approximately 243.81 acres as represented by the Leases and also includes the right to participate in any Areas of Mutual Interest (“AMI”) that may be acquired by the Assignor; and

E.
Assignee desires to accept the 60% Working Interest from Assignor, and to assume all of Assignor's obligations and liabilities with respect thereto in accordance with, and subject to, the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignor hereby grants, bargains, sells, conveys, transfers and assigns to Assignee, her heirs, devisees, assigns and personal representatives, all of Assignor's right, title and interest in and to the 60% Working Interest, to have and to hold the same unto Assignee, her heirs, devisees, assigns and personal representatives forever.

2. Assignee hereby accepts the 60% Working Interest and agrees to assume, pay, discharge and perform all past, present and future obligations and liabilities of Assignor arising out of, or in any way connected with, the ownership of the 60% Working Interest and agrees to hold the Assignor harmless from any claim or demand, of any kind made hereunder

3. Assignee hereby agrees to pay to Assignor the lump sum of One Hundred and Eleven Thousand, Two Hundred and Sixty-Five Dollars and Fifty Three Cents ($111,265.53 in immediately available United States funds for the 60% Working Interest upon signing this Agreement, failing which, this Agreement and the Assignment(s) contained herein shall be null and void.

4. Assignor and Assignee hereby agree that each shall be responsible for their proportionate shares of all costs, on a going forward basis, associated with the development of the AMI and shall receive their proportionate share of net revenues from any successful wells, as set out in the table attached hereto as Exhibit B which forms part of this Agreement.

5. Assignor and Assignee hereby agree to become signatories to a mutually agreeable  Joint Operating Agreement consistent with industry standards in respect of the development of the AMI setting out, among other things, operatorship and the parties’ respect percentage ownership within 5 business days of entering into this Agreement, a copy of which will be attached hereto as Exhibit C and will form part of this Agreement.

6. Assignor and Assignee hereby agree to pay all invoiced and or AFE costs within 5 business days of receipt of an invoice and/or AFE for the same.

7. The Assignor warrants and represents that as of the date of this Assignment Agreement that the Leases are each in full force and effect, without modification or amendment, that it has the full right and authority to transfer said its rights under the Leases and that the rights transferred herein are free of lien, encumbrance or adverse claim.

8. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

9. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Agreement.

10. RISK FACTORS.  The undersigned understands and agrees that the Working Interest described herein is not offered on a “turn-key” or similar fixed cost basis.  Assignees of Working Interests will be required to pay for their proportionate share of all costs of Leases, drilling, completion and operation of the wells as described herein.  The undersigned confirms that it has the financial capability of paying for its share of each such costs of Leases, drilling, completing and operating the wells and that such costs may exceed the estimated costs, if any.

11. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

12. This Agreement and the Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and supercede all prior arrangements and understandings, both written and oral, express or implied, with respect thereto.  Any preceding correspondence or offers are expressly superceded and terminated by this Agreement.

13. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally recognized courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Assignor:	If to the Assignee:

Delta Oil & Gas, Inc.	Hillcrest Resources Ltd.
#604-700 W. Pender St.	#303-750 W. Pender St.
Vancouver, BC, V6C 1G8	Vancouver, B.C.
Ph: 604.602.1500	Ph: 604.488.1514
Fax: 604.602.1650	Fax: 604.844.7572

14. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada as applicable to contracts made and performed therein.

15. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same Assignment and will become effective when one or mare counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

16. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR:	ASSIGNEE:

Delta Oil & Gas, Inc.	Hillcrest Resources Ltd.

By: /s/ Christopher Paton-Gay	By: /s/ Don Gee
Authorized Signatory	Authorized Signatory

Name: Christopher Paton-Gay	Name: Don Gee
Title: CEO	Title: President

Exhibit A

Leases & Assignments

ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSIGNMENT OF OIL, GAS AND LIQUID HYDROCABON LEASES DATED FEBRUARY 1, 2010, FROM DELTA OIL & GAS, INC., AS ASSIGNOR, TO HILLCREST RESOURCES, LTD., AS ASSIGNEE, AS TO A SIXTY (60%) PERCENT INTEREST IN THE FOLLOWING OIL, GAS & LIQUID HYDROCARBON LEASES COVERING 243.81 ACRES, MORE OR LESS, OUT OF THE GEORGE BURGIN SURVEY, A-49, NEWTON COUNTY, TEXAS, TO-WIT:

1.
Oil, Gas & Liquid Hydrocarbon Lease dated March 26, 2009, by and between, Donner Properties, as Lessor, and Barry Lasker, as Lessee, a Memorandum of which is recorded in Book 578, Page 799 of the Official Public Records of Newton County, Texas; and

2.
Oil, Gas & Liquid Hydrocarbon Lease dated March 26, 2009, by and between James L. Negley and George L. Winter, Trustee of The George L. Winter Revocable Trust, as Lessor, and Barry Lasker, as Lessee, a Memorandum of which is recorded in Book 578, Page 801 of the Official Public Records of Newton County, Texas.

Exhibit B

Cost Allocation and Net Revenue Interests

COST ALLOCATION

	Leases1	Drilling2	Completion3	Operating
Well #1
DELTA	40%	40%	40%	40%
HILLCREST	60%	60%	60%	60%
CWIP	0	0	0	0
Well #2
DELTA	40%	40%	40%	40%
HILLCREST	60%	60%	60%	60%
CWIP	0	0	0	0
Well #3
DELTA	40%	40%	40%	40%
HILLCREST	60%	60%	60%	60%
CWIP	0	0	0	0

Subsequent Wells – each of Delta, Hillcrest and CWIP shall negotiate their levels of participation and shall pay their pro rata share of the costs.

NOTES:
1.	Leases includes Subsurface and Surface leases and land and legal costs.
2.	Drilling Costs shall include all subsurface and surface Leases, site preparation costs, infrastructure, roads, environmental impact studies, permits, and remediation work.
3.	Completion Costs includes all pipeline costs, tie-in costs to the point of sale.
4.	Existing 3D seismic and mapping shall be included without further costs.

NET REVENUE DISTRIBUTION1

	BPO	APO
Well #1
DELTA	36%	20%
HILLCREST	54%	30%
CWIP	10%	50%
Well #2
DELTA	36%	24%
HILLCREST	54%	36%
CWIP	10%	40%
Well #3
DELTA	36%	28%
HILCREST	54%	42%
CWIP	10%	30%

Subsequent Wells:	Each party shall receive net revenues in the same percentage of their participation both BPO and APO

Notes:           1.           Net Revenue is determined after deducting any and all Royalties and expenses.